Exhibit 99.1

EDITORIAL CONTACTS: PRGP42SN424

Michele Drake

+1 650 752 5296

michele_drake@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 650 752 5329

hilliard_terry@agilent.com

Agilent Technologies Reports Fourth Quarter 2004 Results

PALO ALTO, Calif., Nov. 11, 2004 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.60 billion for the fourth fiscal quarter ended Oct. 31, 2004, 8 percent below one year ago. Revenues during the quarter were $1.82 billion, 9 percent ahead of last year. Fourth quarter GAAP net earnings were $74 million, or $0.15 per diluted share, compared to $13 million, or $0.03 per share, in last year’s fourth quarter.

Excluding $79 million of net restructuring and amortization charges, Agilent reported fourth quarter operating net income of $153 million, or $0.30 per share. On a comparable basis, the company earned $71 million, or $0.15 per share, one year ago.

For the full year 2004, Agilent achieved orders of $7.00 billion, up 15 percent from 2003, and revenues of $7.18 billion, up 19 percent from one year ago. This year, GAAP diluted earnings per share were $0.71, compared to a loss of $4.35 last year. Operating earnings(1) were $1.05 per share this year compared to a loss of $0.26 per share in 2003.

“Agilent continued to face a difficult environment in several of its key markets,” said Ned Barnholt, Agilent chairman, president and chief executive officer. “Compared to last quarter, however, our gross margins improved, operating expenses declined, working capital remained under good control and we generated $394 million in free cash flow(2) — despite $63 million lower revenues.”

Fourth quarter revenues, at $1.82 billion, were below company expectations because of weak conditions in semiconductor-related businesses. Operating earnings, at $0.30 per share, met the bottom of the company’s guidance range of $0.30 to $0.35 per share.

“For 2004 overall, we are pleased with Agilent’s performance despite the mixed finish,” Barnholt said. “During the year, we completed the company’s operational transformation that we began three years ago.”

From 2001 through 2004, Agilent reduced its operating breakeven by more than 35 percent, completely transformed its IT systems environment and reduced the number of IT applications by more than 75 percent, restored its Test and Measurement segment to traditional levels of profitability, and achieved both double-digit growth and double-digit operating margins in its Life Sciences and Chemical Analysis (LSCA) segment.

“Performance on the balance sheet has been strong, with inventory days-on-hand, receivables days sales outstanding and fixed investment all near historical lows,” Barnholt said. “As a result, Agilent has become consistently free-cash-flow positive(2). During the past 12 months, we increased cash by over $700 million to more than $2.3 billion.”

Looking to fiscal 2005, the company said it expects the sharp adjustment in the semiconductor markets to continue to impact the performance of its Semiconductor Products and Automated Test segments for the next three to six months. Meanwhile, Test and Measurement growth is moderating because of slowing growth in mobile phone production. LSCA, on the other hand, shows few signs of slowing from its recent double-digit growth trend.

The company expects first quarter fiscal 2005 revenues of $1.60 billion to $1.70 billion and operating earnings of $0.14 to $0.21 per share (3).

“Our commitment is to continue to manage costs and margins aggressively in the short term while maintaining investments critical to long-term market leadership and sustained creation of shareholder value,” Barnholt said.

Segment Results

Test and Measurement

(in millions)

	Q4:F04	Q4:F03	Q3:F04
Orders	693	645	776
Revenues	788	631	768
Operating Profit(4)	116	(11)	88

Fourth quarter Test and Measurement orders of $693 million were 7 percent above one year ago but down 11 percent from the third quarter. Overall segment demand was driven by seasonally strong aerospace and defense business and robust general-purpose markets, while weakness was concentrated in wireless handset manufacturing test. Revenues of $788 million were 25 percent above last year and 3 percent ahead of three months earlier.

Fourth quarter operating profits of $116 million were improved by $127 million compared to one year ago on $157 million higher revenues, demonstrating the full benefits of aggressive restructuring and lower levels of discounts. Compared to the third quarter, segment profits were up $28 million on a $20 million increase in revenues as segment operating margins improved to 14.7 percent from the third quarter’s 11.5 percent. During the quarter, Test and Measurement achieved an 18 percent Return on Invested Capital(5) (ROIC), up from 14 percent in the third quarter and (0) percent one year ago.

Automated Test

(in millions)

	Q4:F04	Q4:F03	Q3:F04
Orders	137	260	208
Revenues	196	260	243
Operating Profit(4)	(7)	45	19

Fourth quarter Automated Test orders of $137 million were down 47 percent from one year ago to the lowest level since early 2003. All product lines were weaker except parametric test as semiconductor manufacturers slowed production and delayed capital investments. Utilization rates for SOC testers at semiconductor contract manufacturers (SCMs) did improve by about five points to 90 percent during the quarter, suggesting that the period of semiconductor industry digestion and cautious ordering may not be very extended. Revenues of $196 million were 25 percent below last year and down 19 percent sequentially.

The segment had an operating loss of $7 million during the quarter compared to profits of $45 million one year ago on $64 million lower revenues. During the quarter, gross margins were depressed by lower volumes and intense competitive pressures. Operating expenses were relatively flat year-to-year, with R&D up and SG&A lower as the company released a new generation of flash memory and SOC test systems. The company entered the flat panel test market during the quarter with the introduction of a new test platform and acquisition of IBM’s flat panel test business.

Semiconductor Products

(in millions)

	Q4:F04	Q4:F03	Q3:F04
Orders	403	493	470
Revenues	486	463	539
Operating Profit(4)	8	40	33

Semiconductor Products orders were $403 million during the fourth quarter, down 18 percent from one year ago and off 14 percent sequentially. Orders declined virtually across the board as customers reacted quickly to excess inventories built up over the past few months. Personal systems orders were down 12 percent from last year and off 16 percent sequentially; networking systems orders dropped 31 percent from last year and were down 9 percent sequentially. Fourth quarter revenues of $486 million were 5 percent above last year and down 10 percent sequentially.

Segment profits of $8 million were $32 million below last year despite a $23 million increase in revenues; margins were hurt by severe price pressures in camera modules and fiber optics. Sequentially, profits were down $25 million on a $53 million reduction in revenues. Segment ROIC(5) was 6 percent during the quarter compared to 16 percent one year ago and 15 percent during the third quarter. During the quarter, the company announced plans for the sale of its camera module business to Flextronics.

Life Sciences and Chemical Analysis

(in millions)

	Q4:F04	Q4:F03	Q3:F04
Orders	366	333	321
Revenues	352	321	335
Operating Profit(4)	58	53	46

Life Sciences and Chemical Analysis had an outstanding quarter. Orders of $366 million were 10 percent above last year, with Life Sciences orders up 11 percent and Chemical Analysis up 9 percent. Revenues of $352 million were 10 percent above last year and up 5 percent sequentially.

Segment profits of $58 million were $5 million above last year on a $31 million increase in revenues; the segment operating margin of 16.5 percent equaled last year’s record level. During the quarter, the segment achieved an ROIC(5) of 25 percent, compared with last year’s ROIC of 30 percent and 23 percent in the third quarter.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global technology leader in communications, electronics, life sciences and chemical analysis. The company’s 28,000 employees serve customers in more than 110 countries. Agilent had net revenue of $7.2 billion in fiscal year 2004. Information about Agilent is available on the Web at www.agilent.com.

Agilent management will host a live webcast of its quarterly conference call with the investment community in listen-only mode today at 1:30 p.m. (PT). Listeners may log on at www.investor.agilent.com and select “Fourth Quarter FY04 Financial Results Conference Call” under “Events & Presentations.” The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available from 4:30 p.m. (PT) today through Nov. 18 by dialing + 1 719 457 0820 and entering pass code 835568.

Forward-Looking Statements

This news release contains forward-looking statements (including, without limitation, information regarding the markets we serve and the conditions in those markets, growth rates in our businesses, revenues, operating margins, costs and earnings) that involve risks and uncertainties that could cause results of Agilent to differ materially from management’s current expectations.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement workforce and other cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004.

# # #

(1)Before net restructuring and amortization charges in all periods.

(2)Free cash flow is defined as Net Cash provided by operating activities less Investments in property, plant and equipment.

(3)Agilent’s expected range of EPS for Q105 excludes restructuring, which cannot be estimated, and amortization of intangibles, which is expected to be approximately $1 million per quarter. The annual non-GAAP tax rate is assumed to be 24 percent. Beginning in Q304, Agilent is treating its senior convertible debentures as “if converted.” As a result, approximately 36 million shares were added to the denominator of diluted EPS, and $6.2 million of associated after-tax quarterly interest expense was added back to the numerator.

(4)Before restructuring charges in all periods.

(5)Refer to financial results tables for ROIC.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Percent Inc/(Dec)
	2004	2003
Orders	$1,599	$1,731	(8)%

Net revenue	$1,822	$1,675	9%

Costs and expenses:
Cost of products and services	1,042	961	8%
Research and development	232	221	5%
Selling, general and administrative	459	437	5%

Total costs and expenses	1,733	1,619	7%

Income from operations	89	56	59%

Other income (expense), net	7	21	(67)%

Income from operations before taxes	96	77	25%

Provision for taxes	22	64	(66)%

Net income	$74	$13	469%

Net income per share:
Basic	$0.15	$0.03
Diluted	$0.15	$0.03

Weighted average shares used in computing net income per share:
Basic	486	476
Diluted	490	481

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Twelve Months Ended October 31,		Percent Inc/(Dec)
	2004	2003
Orders	$6,997	$6,084	15%

Net revenue	$7,181	$6,056	19%

Costs and expenses:
Cost of products and services	4,058	3,750	8%
Research and development	933	1,051	(11)%
Selling, general and administrative	1,804	1,980	(9)%

Total costs and expenses	6,795	6,781	—

Income (loss) from operations	386	(725)	153%

Other income (expense), net	54	35	54%

Income (loss) before taxes	440	(690)	164%

Provision for taxes	91	1,100	(92)%

Income (loss) before cumulative effect of accounting change	349	(1,790)	119%

Cumulative effect of adopting SFAS No. 142	—	(268)

Net income (loss)	$349	$(2,058)	117%

Net income (loss) per share:
Basic
Income (loss) before cumulative effect of accounting change	$0.72	$(3.78)
Cumulative effect of adopting SFAS No. 142	—	(0.57)

Net income (loss)	$0.72	$(4.35)

Diluted
Income (loss) before cumulative effect of accounting change	$0.71	$(3.78)
Cumulative effect of adopting SFAS No. 142	—	(0.57)

Net income (loss)	$0.71	$(4.35)

Weighted average shares used in computing net income (loss) per share:
Basic	483	473
Diluted	490	473

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(Unaudited)

	Three Months Ended October 31,		Percent Inc/(Dec)
(In millions, except per share amounts)	2004	2003
Orders	$1,599	$1,731	(8)%

Net revenue	$1,822	$1,675	9%
Costs and expenses:
Cost of products and services	1,006	938	7%
Research and development	228	218	5%
Selling, general and administrative	415	397	5%

Total costs and expenses	1,649	1,553	6%

Income from operations	173	122	42%

Other income (expense), net	20	21	(5)%

Income before taxes	193	143	35%

Provision for taxes	40	72	(44)%

Non-GAAP net income	$153	$71	115%

Non-GAAP net income per share:
Basic	$0.31	$0.15
Diluted	$0.30	$0.15

Weighted average shares used in computing non-GAAP net income per share:
Basic	486	476
Diluted	526	481

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income:

Net income per GAAP	$74	$13
Non-GAAP adjustments:
Other intangibles	1	9
Restructuring and asset impairment	54	58
Gain on sale of assets	—	(2)
Investment Impairments	7	—
Camera module charge	18	—
Other	17	1
Adjustment for income taxes	(18)	(8)

Non-GAAP net income	$153	$71

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(Unaudited)

	Twelve Months Ended October 31,		Percent Inc/(Dec)
(In millions, except per share amounts)	2004	2003
Orders	$6,997	$6,084	15%

Net revenue	$7,181	$6,056	19%

Costs and expenses:
Cost of products and services	3,955	3,587	10%
Research and development	914	984	(7)%
Selling, general and administrative	1,670	1,774	(6)%

Total costs and expenses	6,539	6,345	3%

Income (loss) from operations	642	(289)	322%

Other income (expense), net	73	47	55%

Income (loss) before taxes	715	(242)	395%

Provision (benefit) for taxes	186	(121)	254%

Non-GAAP income (loss)	$529	$(121)	537%

Non-GAAP net income (loss) per share:
Basic	$1.10	$(0.26)
Diluted	$1.05	$(0.26)

Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	483	473
Diluted	526	473

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income (loss:)
Net income (loss) per GAAP	$349	$(2,058)

Non-GAAP adjustments:
Other intangibles	22	55
Restructuring and asset impairment	169	387
Gain on sale of assets	(1)	(5)
SFAS No. 142 adoption	—	268
Retirement plans curtailment loss	—	5
Investment Impairment	7	—
Camera module charge	18	—
Contract termination fees	14	—
Other	46	6
Adjustment for income taxes	(95)	1,221

Non-GAAP net income (loss)	$529	$(121)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

	October 31, 2004	October 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$2,315	$1,607
Accounts receivable, net	1,044	1,086
Inventory	1,026	995
Other current assets	192	201

Total current assets	4,577	3,889

Property, plant and equipment, net	1,258	1,447
Goodwill and other intangible assets, net	443	402
Other assets	778	559

Total assets	$7,056	$6,297

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$441	$441
Employee compensation and benefits	549	566
Deferred revenue	284	262
Income and other taxes payable	340	326
Other accrued liabilities	261	311

Total current liabilities	1,875	1,906

Senior convertible debentures	1,150	1,150
Other liabilities	466	417

Total liabilities	3,491	3,473

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 487 million shares at October 31, 2004 and 476 million shares at October 31, 2003 issued and outstanding	5	5
Additional paid-in capital	5,193	4,984
Accumulated deficit	(1,810)	(2,159)
Accumulated comprehensive income (loss)	177	(6)

Total stockholders’ equity	3,565	2,824

Total liabilities and stockholders’ equity	$7,056	$6,297

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve months ended October 31, 2004	Three months ended October 31, 2004
Cash flows from operating activities:
Net income	$349	$74
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	266	65
Amortization	26	1
Deferred taxes	31	17
Asset impairment charges	40	15
Net gain (loss) on sale of assets	1	(4)
Changes in assets and liabilities:
Accounts receivable	116	166
Inventory	(31)	39
Accounts payable	76	105
Employee compensation and benefits	29	54
Income taxes and other taxes payable	(82)	(31)
Other current assets and liabilities	(9)	38
Other long-term assets and liabilities	(136)	(117)

Net cash provided by operating activities (1)	676	422

Cash flows from investing activities:
Investments in property, plant and equipment	(118)	(28)
Dispositions of property, plant and equipment	36	—
Acquisitions, net of cash acquired	(18)	(18)
Purchased intangibles and investments	(13)	(6)

Net cash used in investing activities	(113)	(52)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	144	8
Net borrowings of notes payable and short-term borrowings	1	—

Net cash provided by financing activities	145	8

Change in cash and cash equivalents	708	378

Cash and cash equivalents at beginning of period	1,607	1,937

Cash and cash equivalents at end of period	$2,315	$2,315

(1) Cash payments included in operating activities:

Restructuring	138	33
Income tax payments	149	67
Pension trust fund contributions	122	8

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED OCTOBER 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Camera Module Charge	Investment Impairments	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,599	$—	$—	$—	$—	$—	$—	$1,599

Net revenue	$1,822	$—	$—	$—	$—	$—	$—	1,822

Costs and expenses:
Cost of products and services	1,042	(1)	(15)	(18)	—	(2)	—	1,006
Research and development	232	—	(4)	—	—	—	—	228
Selling, general and administrative	459	—	(35)	—	—	(9)	—	415

Total costs and expenses	1,733	(1)	(54)	(18)	—	(11)	—	1,649

Income from operations	89	1	54	18	—	11	—	173

Other income (expense), net	7	—	—	—	7	6	—	20

Income from operations before taxes	96	1	54	18	7	17	—	193

Provision for taxes	22	—	—	—	—	—	18	40

Net income	$74	$1	$54	$18	$7	$17	$(18)	$153

Net income per share - Basic and Diluted:
Basic	$0.15	$0.00	$0.11	$0.04	$0.01	$0.04	$(0.04)	$0.31
Diluted	$0.15	$0.00	$0.11	$0.04	$0.01	$0.03	$(0.04)	$0.30	(1)

Weighted average shares used in computing net income per share:
Basic	486	486	486	486	486	486	486	486
Diluted	490	490	490	490	490	490	490	526	(1)

(1)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $6 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. The impact of this was ($.01) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

TWELVE MONTHS ENDED OCTOBER 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Contract Termination Fees	Gain On Sale of Assets	Camera Module Charge	Investment Impairments	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$6,997	$—	$—	$—	$—	$—	$—	$—	$—	$6,997

Net revenue	$7,181	$—	$—	$—	$—	$—	$—	$—	$—	$7,181

Costs and expenses:
Cost of products and services	4,058	(19)	(54)	(4)	—	(18)	—	(8)	—	3,955
Research and development	933	—	(16)	(3)	—	—	—	—	—	914
Selling, general and administrative	1,804	(3)	(91)	(7)	1	—	—	(34)	—	1,670

Total costs and expenses	6,795	(22)	(161)	(14)	1	(18)	—	(42)	—	6,539

Income from operations	386	22	161	14	(1)	18	—	42	—	642

Other income (expense), net	54	—	8	—	—	—	7	4	—	73

Income from operations before taxes	440	22	169	14	(1)	18	7	46	—	715

Provision for taxes	91	—	—	—	—	—	—	—	95	186

Net income	$349	$22	$169	$14	$(1)	$18	$7	$46	$(95)	$529

Net income per share - Basic and Diluted:

Basic	$0.72	$0.05	$0.35	$0.03	$(0.00)	$0.04	$0.01	$0.10	$(0.20)	$1.10
Diluted	$0.71	$0.04	$0.34	$0.03	$(0.00)	$0.04	$0.01	$0.09	$(0.19)	$1.05	(1)

Weighted average shares used in computing net income per share:

Basic	483	483	483	483	483	483	483	483	483	483
Diluted	490	490	490	490	490	490	490	490	490	526	(1)

(1)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $26 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. The impact of this was ($.03) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED OCTOBER 31, 2003

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Assets	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,731	$—	$—	$—	$—	$—	$1,731

Net revenue	$1,675	$—	$—	$—	$—	$—	$1,675
Costs and expenses:
Cost of products and services	961	(8)	(15)	—	—	—	938
Research and development	221	—	(3)	—	—	—	218
Selling, general and administrative	437	(1)	(40)	2	(1)	—	397

Total costs and expenses	1,619	(9)	(58)	2	(1)	—	1,553

Income from operations	56	9	58	(2)	1	—	122

Other income (expense), net	21	—	—	—	—	—	21

Income before taxes	77	9	58	(2)	1	—	143

Provision for taxes	64	—	—	—	—	8	72

Net income	$13	$9	$58	$(2)	$1	$(8)	$71

Net income per share - Basic and Diluted:
Basic	$0.03	$0.02	$0.12	$—	$0.00	$(0.02)	$0.15

Diluted	$0.03	$0.02	$0.12	$—	$0.00	$(0.02)	$0.15

Weighted average shares used in computing net income per share:
Basic	476	476	476	476	476	476	476
Diluted	481	481	481	481	481	481	481

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET LOSS

TWELVE MONTHS ENDED OCTOBER 31, 2003

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Assets	SFAS No. 142	Retirement Plans Curtailment Loss	Other	Adjustment for Income Taxes	Non-GAAP

Orders	$6,084	$—	$—	$—	$—	$—	$—	$—	$6,084

Net revenue	$6,056	$—	$—	$—	$—	$—	$—	$—	$6,056
Costs and expenses:
Cost of products and services	3,750	(46)	(111)	—	—	(1)	(5)	—	3,587
Research and development	1,051	—	(66)	—	—	(1)	—	—	984
Selling, general and administrative	1,980	(9)	(195)	2	—	(3)	(1)	—	1,774

Total costs and expenses	6,781	(55)	(372)	2	—	(5)	(6)	—	6,345

Loss from operations	(725)	55	372	(2)	—	5	6	—	(289)
Other income (expense), net	35	—	15	(3)	—	—	—	—	47

Loss from operations before taxes	(690)	55	387	(5)	—	5	6	—	(242)
Provision for taxes	1,100	—	—	—	—	—	—	(1,221)	(121)

Loss before cumulative effect of accounting change	(1,790)	55	387	(5)	—	5	6	1,221	(121)
Cumulative effect of adopting SFAS No. 142	(268)	—	—	—	268	—	—	—	—

Net loss	$(2,058)	$55	$387	$(5)	$268	$5	$6	$1,221	$(121)

Net loss per share - Basic and Diluted:
Loss before cumulative effect of accounting change	$(3.78)	$0.11	$0.82	$(0.01)	$—	$0.01	$0.01	$2.58	$(0.26)
Cumulative effect of adopting SFAS No. 142	(0.57)	—	—	—	0.57	—	—	—	—

Net loss	$(4.35)	$0.11	$0.82	$(0.01)	$0.57	$0.01	$0.01	$2.58	$(0.26)

Weighted average shares used in computing net loss per share:
Basic and diluted	473	473	473	473	473	473	473	473	473

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

TEST AND MEASUREMENT INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2004	Three months ended October 31, 2003	Yr vs. Yr % change	Three months ended July 31, 2004	Sequential % change
Orders	$693	$645	7%	$776	(11)%
Net Revenue	$788	$631	25%	$768	3%
Income (loss) from operations	$116	$(11)	1155%	$88	32%

	Twelve months ended October 31, 2004	Twelve months ended October 31, 2003	Yr vs. Yr % change
Orders	$2,856	$2,413	18%
Net Revenue	$2,903	$2,529	15%
Income (loss) from operations	$219	$(315)	170%

Q4 FY04 vs Q3 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q4 FY04 $ Amount	Sequential % change	% of Segment	Q4 FY04 $ Amount	Sequential % change	% of Segment
Communications test	$460	(16)%	66%	$547	2%	69%
General purpose test	233	2%	34%	241	5%	31%

	$693	(11)%	100%	$788	3%	100%

Q4 FY04 vs Q4 FY03 BY MARKET SEGMENT

	Orders		Net Revenue
	Q4 FY04 $ Amount	Yr vs. Yr % change	Q4 FY04 $ Amount	Yr vs. Yr % change
Communications test	$460	3%	$547	28%
General purpose test	233	17%	241	18%

	$693	7%	$788	25%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

AUTOMATED TEST INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2004	Three months ended October 31, 2003	Yr vs. Yr % change	Three months ended July 31, 2004	Sequential % change
Orders	$137	$260	(47)%	$208	(34)%
Net Revenue	$196	$260	(25)%	$243	(19)%
Income from operations	$(7)	$45	(116)%	$19	(137)%

	Twelve months ended October 31, 2004	Twelve months ended October 31, 2003	Yr vs. Yr % change
Orders	$831	$845	(2)%
Net Revenue	$924	$755	22%
Income (loss) from operations	$66	$(34)	294%

Q4 FY04 vs Q3 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q4 FY04 $ Amount	Sequential % change	% of Segment	Q4 FY04 $ Amount	Sequential % change	% of Segment
Semiconductor test	$107	(33)%	78%	$157	(20)%	80%
Manufacturing test	30	(39)%	22%	39	(15)%	20%

	$137	(34)%	100%	$196	(19)%	100%

Q4 FY04 vs Q4 FY03 BY MARKET SEGMENT

	Orders		Net Revenue
	Q4 FY04 $ Amount	Yr vs.Yr % change	Q4 FY04 $ Amount	Yr vs.Yr % change
Semiconductor test	$107	(51)%	$157	(29)%
Manufacturing test	30	(27)%	39%

	$137	(47)%	$196	(25)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

SEMICONDUCTOR PRODUCTS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2004	Three months ended October 31, 2003	Yr vs.Yr % change	Three months ended July 31, 2004	Sequential % change
Orders	$403	$493	(18)%	$470	(14)%
Net Revenue	$486	$463	5%	$539	(10)%
Income from operations	$8	$40	(80)%	$33	(76)%

	Twelve months ended October 31, 2004	Twelve months ended October 31, 2003	Yr vs. Yr % change
Orders	$1,978	$1,652	20%
Net Revenue	$2,021	$1,586	27%
Income (loss) from operations	$166	$(59)	381%

Q4 FY04 vs Q3 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q4 FY04 $ Amount	Sequential % change	% of Segment	Q4 FY04 $ Amount	Sequential % change	% of Segment
Networking	$116	(9)%	29%	$122	(12)%	25%
Personal systems	287	(16)%	71%	364	(9)%	75%

	$403	(14)%	100%	$486	(10)%	100%

Q4 FY04 vs Q4 FY03 BY MARKET SEGMENT

	Orders		Net Revenue
	Q4 FY04 $ Amount	Yr vs. Yr % change	Q4 FY04 $ Amount	Yr vs. Yr % change
Networking	$116	(31)%	$122	(21)%
Personal systems	287	(12)%	364	18%

	$403	(18)%	$486	5%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

LIFE SCIENCES AND CHEMICAL ANALYSIS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2004	Three months ended October 31, 2003	Yr vs. Yr % change	Three months ended July 31, 2004	Sequential % change
Orders	$366	$333	10%	$321	14%
Net Revenue	$352	$321	10%	$335	5%
Income from operations	$58	$53	9%	$46	26%

	Twelve months ended October 31, 2004	Twelve months ended October 31, 2003	Yr vs. Yr % change
Orders	$1,332	$1,174	13%
Net Revenue	$1,333	$1,186	12%
Income from operations	$192	$148	30%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

Segment Income (Loss) from Operations

Reconciliation of Reporting Segments to Agilent Non-GAAP Income (Loss)

(In millions)

(Unaudited)

	Three months ended October 31,		Three months ended July 31,
	2004	2003	2004
Test and Measurement	$116	$(11)	$88
Semiconductor Products	8	40	33
Automated Test	(7)	45	19
Life Sciences and Chemical Analysis	58	53	46
Unallocated infrastructure charges	(2)	(5)	(3)

Non-GAAP income from operations - Agilent	$173	$122	$183

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

AGILENT TECHNOLOGIES, INC.

ORDERS AND NET REVENUE FROM OPERATIONS

BY GEOGRAPHY

(In millions, except percent changes)

(Unaudited)

	Three Months Ended October 31,		Percent Inc/(Dec)
	2004	2003
ORDERS
Americas	$586	$665	(12)%
Europe	347	337	3%
Asia Pacific	666	729	(9)%

Total	$1,599	$1,731	(8)%

NET REVENUE
Americas	$600	$660	(9)%
Europe	374	323	16%
Asia Pacific	848	692	23%

Total	$1,822	$1,675	9%

	Twelve Months Ended October 31,		Percent Inc/(Dec)
	2004	2003
ORDERS
Americas	$2,420	$2,303	5%
Europe	1,463	1,248	17%
Asia Pacific	3,114	2,533	23%

Total	$6,997	$6,084	15%

NET REVENUE
Americas	$2,424	2,347	3%
Europe	1,474	1,214	21%
Asia Pacific	3,283	2,495	32%

Total	$7,181	$6,056	19%

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

Reconciliation of Segment ROIC

(In millions)

(Unaudited)

	Q4 FY04 ATG	Q4 FY04 SPG	Q4 FY04 LSCA	Q4 FY04 TMO	Q3 FY04 ATG	Q3 FY04 SPG	Q3 FY04 LSCA	Q3 FY04 TMO	Q4 FY03 ATG	Q4 FY03 SPG	Q4 FY03 LSCA	Q4 FY03 TMO
Numerator:
Segment income (loss) from operations	$(7)	$8	$58	$116	$19	$33	$46	$88	$45	$40	$53	$(11)
Less:
Other (income) expense and taxes	(4)	(10)	24	36	6	(11)	16	24	23	(7)	16	(11)

Segment return	(3)	18	34	80	13	44	30	64	22	47	37	—

Segment return annualized	$(12)	$72	$136	$320	$52	$176	$120	$256	$88	$188	$148	$—

Denominator:
Segment assets (1)(2)	$718	$1,434	$725	$2,148	$766	$1,462	$704	$2,231	$804	$1,420	$680	$2,268
Less:
Net current liabilities (3)	117	241	181	414	123	253	172	404	115	289	181	471

Invested capital	$601	$1,193	$544	$1,734	$643	$1,209	$532	$1,827	$689	$1,131	$499	$1,797

Average Invested capital	$622	$1,201	$538	$1,781	$676	$1,168	$521	$1,830	$666	$1,152	$490	$1,851

ROIC	-2%	6%	25%	18%	8%	15%	23%	14%	13%	16%	30%	0%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(1)	As of Q3 FY04 the invested capital used to calculate ROIC was increased to include allocated corporate net assets. The largest component of the increase for each segment relates to deferred tax assets which were calculated and allocated as if the valuation allowance had not been recorded in Q3 FY03. Prior periods have been restated to reflect this change.
(2)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(3)	Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION OF DAYS ON HAND (DOH)

(In millions)

	Q404	Q403	Yr vs. Yr Change in Days
GAAP
Costs of Products and Services	1,042	961
Net Inventory	1,026	995
GAAP Inventory Days	89	93	(4)
Non-GAAP
Costs of Products and Services	1,042	961
Less:
Amort of Intangibles	1	8
Restructuring	15	15
Inventory Charges	18	—
Other	2	—

Adjusted Costs of Products and Services	1,006	938
Net Inventory	1,026	995

Non-GAAP Inventory Days	92	95	(3)

GAAP DOH Formula:	(Quarter end net inventory x 90 Days)/(Current quarter’s COGS)
Non-GAAP DOH Formula:	(Quarter-end net inventory x 90 Days)/(Current quarter’s COGS - Inventory Charges - Non-GAAP Adjustments)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.